Exhibit 99.1

PFF Bancorp, Inc. Announces Results of Annual Meeting of Shareholders

POMONA, California, September 13, 2006, PFF Bancorp, Inc. (NYSE:PFB) today announced the results of its Annual Meeting of Shareholders held on Tuesday, September 12, 2006 in Pomona, California.   Shareholders re-elected Stephen C. Morgan, Jil H. Stark and Royce A. Stutzman to the Board of Directors for terms of three years each and Kevin McCarthy to a term of two years.  Shareholders ratified the appointment of KPMG LLP as independent auditors for the fiscal year ending March 31, 2007, and approved the PFF Bancorp Inc. 2006 Equity Incentive Plan.

Contact Kevin McCarthy, President/CEO or

Gregory C. Talbott, Senior Executive Vice President/CFO/COO,

PFF Bancorp, Inc.,

9337 Milliken Avenue, Rancho Cucamonga, CA 91729

(909) 941-5400.